Exhibit 15.2

June 20, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Foremost Clean Energy Ltd. (formerly, Foremost Lithium Resources & Technology Ltd.), which we understand will be included under Item 16.F of its Annual Report on Form 20-F which will be filed with the United States Securities Exchange Commission on June 20, 2025. We agree with the statements pertaining to our firm contained therein.

/s/ MNP LLP

Chartered Professional Accountants

Vancouver, Canada